Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to Registration Statement (No. 333-138870) on Form S-4 of MCF Corporation of our report dated March 6, 2007 relating to our audits of the financial statements of MedPanel, Inc. as of and for the years ended December 31, 2006 and 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts ” in such Prospectus.

/s/ McGladrey & Pullen LLP

Chicago, Illinois
April 10, 2007